SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 AND 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 1996.

                        THERMOGENESIS CORP.
____________________________________________________________________________
      (Exact Name of Registrant as Specified in its Charter)

    DELAWARE               0-16375             94-3018487
(State or other          (Commission         (IRS Employer
jurisdiction)             file number)       Identification No.)

11431 SUNRISE GOLD CIRCLE, SUITE A    RANCHO  CORDOVA,   CA     95742
(Address of Principal Executive Officer)                     (Zip Code)

Registrant's telephone number, including area code:   (916) 858-5100

Item 5.   Other

(a) Financing: On November 27, 1996, the Company completed a private financing with the assistance of Allen & Company Incorporated. Pursuant to the terms of the financing, the Company sold 1,378,001 Units, each Unit consisting of two shares of common stock and a seven year warrant to purchase one additional share of common stock at an exercise price of
$3.885 per share, and received gross proceeds of $8,268,006. After deducting commissions payable in connection with the offering and related offering expenses, the Company received net proceeds of approximately $7,458,885. In addition to the 8% commission and 1% management fee, Allen & Company Incorporated also received a seven year warrant to purchase 100,000 shares of the Company's common stock at an exercise price of $3.885 per share, pursuant to the terms of the Unit Placement Agreement.

The Company will use the proceeds to further research and development of new products, expansion of manufacturing capabilities, and for general working capital.

Item 7(c). Exhibits.

1.   Unit Placement Agreement.

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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THERMOGENESIS CORP.


Dated: December 6, 1996                                                 By:

                                   Walter J. Ludt, III, V.P. and
                                   Chief Operating Officer